Exhibit 10.29

CONCEPTUS, INC.

TWELFTH AMENDED AND RESTATED
2001 EQUITY INCENTIVE PLAN

2001 Equity Incentive Plan

Adopted by the Board: March 21, 2001

Approved by Stockholders: May 16, 2001

Amended and Restated Equity Incentive Plan
Adopted by the Board: March 2002

Approved by Stockholders: May 30, 2002

Second Amended and Restated Equity Incentive Plan

Adopted by the Board: April 2003

Approved by Stockholders: June 10, 2003

Third Amended and Restated Equity Incentive Plan

Adopted by the Board: March 2004

Approved by Stockholders: June 1, 2004

Amendment to Third Amended and Restated Equity Incentive Plan

Adopted by the Board: March 2004

Approved by Stockholders: June 1, 2004

Fourth Amended and Restated Equity Incentive Plan

Adopted by the Board: November 30, 2004

Fifth Amended and Restated Equity Incentive Plan

Adopted by the Board: January 5, 2005

Sixth Amended and Restated Equity Incentive Plan

Adopted by the Board: December 16, 2005

Seventh Amended and Restated Equity Incentive Plan

Adopted by the Board: February 10, 2006

Eighth Amended and Restated Equity Incentive Plan

Adopted by the Board: April 2006

Approved by Stockholders: June 7, 2006

Ninth Amended and Restated Equity Incentive Plan

Adopted by the Board: April 12, 2007

Tenth Amended and Restated Equity Incentive Plan

Adopted by the Board: April 28, 2008

Approved by Stockholders: June 4, 2008

Eleventh Amended and Restated Equity Incentive Plan

Adopted by the Board: October 1, 2008

Twelfth Amended and Restated Equity Incentive Plan

Adopted by the Board: February 25, 2010

i

CONCEPTUS, INC.

TWELFTH AMENDED AND RESTATED 2001 EQUITY INCENTIVE PLAN

1.             Purposes of the Plan.  The purposes of the Conceptus, Inc. Twelfth Amended and Restated 2001 Equity Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company’s business.  Options granted under the Plan may be Incentive Stock Options or Non-Qualified Stock Options, as determined by the Administrator at the time of grant.  Other Awards may also be granted under the Plan.

2.             Definitions.  As used herein, the following definitions shall apply:

(a)           “Acquisition” means (i) any consolidation or merger of the Company with or into any other corporation or other entity or person in which the stockholders of the Company prior to such consolidation or merger own less than fifty percent (50%) of the Company’s voting power immediately after such consolidation or merger, excluding any consolidation or merger effected exclusively to change the domicile of the Company; or (ii) a sale of all or substantially all of the assets of the Company.

(b)           “Administrator” means the Board or the Committee responsible for conducting the general administration of the Plan, as applicable, in accordance with Section 4 hereof.

(c)           “Applicable Laws” means the requirements relating to the administration of equity compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.

(d)           “Award” shall mean an Option, a Restricted Stock award, a Stock Appreciation Right award, a Performance Share award, a Dividend Equivalents award, a Stock Payment award, a Stock Purchase Right or a Restricted Stock Unit award granted to an eligible individual under the Plan.

(e)           “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

(f)            “Board” means the Board of Directors of the Company.

(g)           “Code” means the Internal Revenue Code of 1986, as amended, or any successor statute or statutes thereto.  Reference to any particular Code section shall include any successor section.

(h)           “Committee” means a committee appointed by the Board in accordance with Section 4 hereof.

(i)            “Common Stock” means the Common Stock of the Company, par value $0.003 per share.

(j)            “Company” means Conceptus, Inc., a Delaware corporation.

(k)           “Consultant” means any consultant or adviser if: (i) the consultant or adviser renders bona fide services to the Company or any Parent or Subsidiary of the Company; (ii) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) the consultant or adviser is a natural person who has contracted directly with the Company or any Parent or Subsidiary of the Company to render such services.

(l)            “Director” means a member of the Board.

(m)          “DRO” means a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

(n)           “Employee” means any person, including an Officer or Director, who is an employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Parent or Subsidiary of the Company.  A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor.  For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.  Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient, by itself, to constitute “employment” by the Company.

(o)           “Equity Restructuring” shall mean a non-reciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects shares of Common Stock (or other securities of the Company) or the share price of Common Stock (or of other securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards.

(p)           “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.  Reference to any particular Exchange Act section shall include any successor section.

(q)           “Fair Market Value” means, as of any date, the value of a share of Common Stock determined as follows:

(i)            If the Common Stock is listed on any established stock exchange or a national market system, including, without limitation, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market, its Fair Market Value shall be the closing sales price for a share of such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination (or the most recent day on which sales were reported if none were reported on such date), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)           If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for a share of the Common Stock on the day of determination (or the most recent day on which bid and asked prices were reported if none were reported on such date); or

(iii)          In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

(r)            “Full Value Award” means any Award other than an Option or other Award for which the Holder pays the intrinsic value (whether directly or by forgoing a right to receive a payment from the Company).

(s)           “Holder” means a person who has been granted or awarded an Award or who holds Shares acquired pursuant to the exercise of an Award.

(t)            “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and which is designated as an Incentive Stock Option by the Administrator.

(u)           “Independent Director” means a Director who is not an Employee of the Company.

(v)           “Independent Director Equity Compensation Policy” shall have the meaning set forth in Section 12.

(w)          “Non-Qualified Stock Option” means an Option (or portion thereof) that is not designated as an Incentive Stock Option by the Administrator, or which is designated as an Incentive Stock Option by the Administrator but fails to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(x)            “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(y)           “Option” means a stock option granted pursuant to the Plan.

(z)            “Option Agreement” means a written agreement between the Company and a Holder evidencing the terms and conditions of an individual Option grant.  The Option Agreement is subject to the terms and conditions of the Plan.

(aa)         “Parent” means any corporation, whether now or hereafter existing (other than the Company), in an unbroken chain of corporations ending with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing more than fifty percent of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(bb)         “Performance Share” means a right granted to a Holder pursuant to Section 16, to receive cash, Stock, or other Awards, the payment of which is contingent upon achieving certain performance goals established by the Committee.

(cc)         “Permitted Transferee” shall mean, with respect to a Holder, any “family member” of the Holder, as defined under the instructions to use of the Form S-8 Registration Statement under the Securities Act, after taking into account any state, federal, local or foreign tax and securities laws applicable to transferable Awards.

(dd)         “Plan” means the Conceptus, Inc. Twelfth Amended and Restated 2001 Equity Incentive Plan.

(ee)         “Restricted Stock” means Shares (i) acquired pursuant to the exercise of an unvested Option in accordance with Section 10(h) below or pursuant to a Stock Purchase Right granted under Section 13 below or (ii) issued pursuant to a Restricted Stock award under Section 13 below.

(ff)           “Restricted Stock Unit” means a right to receive a specified number of shares of Common Stock during specified time periods pursuant to Section 14.

(gg)         “Rule 16b-3” means that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

(hh)         “Securities Act” means the Securities Act of 1933, as amended, or any successor statute or statutes thereto.  Reference to any particular Securities Act section shall include any successor section.

(ii)           “Service Provider” means an Employee, Director or Consultant.

(jj)           “Share” means a share of Common Stock, as adjusted in accordance with Section 17 below.

(kk)         “Stock Appreciation Right” or “SAR” means a right granted pursuant to Section 15 to receive a payment equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable Award Agreement.

(ll)           “Stock Payment” means (a) a payment in the form of Shares, or (b) an option or other right to purchase Shares, as part of any bonus, deferred compensation or other arrangement, made in lieu of all or any portion of the compensation, granted pursuant to Section 16.

(mm)       “Stock Purchase Right” means a right to purchase Common Stock pursuant to Section 13 below.

(nn)         “Subsidiary” means any corporation, whether now or hereafter existing (other than the Company), in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing more than fifty percent of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3.             Stock Subject to the Plan.  Subject to the provisions of Section 17 of the Plan, the shares of stock subject to Awards shall be Common Stock, initially shares of the Company’s Common Stock, par value $0.003 per share.  Subject to the provisions of Section 17 of the Plan, the maximum aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan is 5,500,000 Shares.  Shares issued pursuant to an Award may be authorized but unissued, or reacquired Common Stock.  To the extent that an Award terminates, expires, or lapses for any reason, any Shares subject to the Award shall again be available for the grant of an Award pursuant to the Plan.  If Shares of Restricted Stock are repurchased by the Company at their original purchase price, if any, such Shares shall become available for future grant under the Plan.  Notwithstanding the provisions of this Section 3, no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an Incentive Stock Option under Section 422 of the Code, and the following Shares shall not be added back to the shares authorized for grant under this Section 3:  (i) Shares tendered by the Holder or withheld by the Company in payment of the exercise price of an Option, (ii) Shares tendered by the Holder or withheld by the Company to satisfy any tax withholding obligation with respect to an Award, and (iii) Shares that were subject to a stock-settled Stock Appreciation Right and were not issued upon the net settlement or net exercise of such Stock Appreciation Right.  Notwithstanding anything herein to the contrary, no more than fifty percent (50%) of the Shares available for issuance hereunder immediately following the stockholder meeting held on June 4, 2008 may be issued in the form of Full Value Awards following such date.

4.             Administration of the Plan.

(a)           Administrator.  Either the Board or a Committee of the Board delegated administrative authority hereunder shall administer the Plan and, in the case of a Committee, the Committee shall consist solely of two or more Independent Directors each of whom is both an “outside director,” within the meaning of Section 162(m) of the Code, and a “non-employee director” within the meaning of Rule 16b-3.  Within the scope of such authority, the Board or the Committee may (i) delegate to a committee of one or more members of the Board who are not Independent Directors the authority to grant awards under the Plan to eligible persons who are either (1) not then “covered employees,” within the meaning of Section 162(m) of the Code and are not expected to be “covered employees” at the time of recognition of income resulting from such award or (2) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (ii) delegate to a committee of one or more members of the Board who are not “non-employee directors,” within the meaning of Rule 16b-3, the authority to grant awards under the Plan to eligible persons who are not then subject to Section 16 of the Exchange Act.  The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.  Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board.  Vacancies in the Committee may be filled only by the Board.

(b)           Powers of the Administrator.  Subject to the provisions of the Plan and the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its sole discretion:

(i)            to determine the Fair Market Value;

(ii)           to select the Service Providers to whom Awards may from time to time be granted hereunder;

(iii)          to determine the number of Shares to be covered by each such Award granted hereunder;

(iv)          to approve forms of agreement for use under the Plan;

(v)           subject to Section 18 of the Plan, to determine the terms and conditions of any Award granted hereunder (such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may vest or be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine);

(vi)          to determine whether to offer to buyout a previously granted Option as provided in subsection 10(i) and to determine the terms and conditions of such offer and buyout (including whether payment is to be made in cash or Shares);

(vii)         to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(viii)        to allow Holders to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued pursuant to an Award that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld based on the statutory withholding rates for federal and state tax purposes that apply to supplemental taxable income.  The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined.  All elections by Holders to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(ix)           subject to Section 18, to amend the Plan or any Award granted under the Plan as provided in Section 21; and

(x)            to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan and to exercise such powers and perform such acts as the Administrator deems necessary or desirable to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

(c)           Effect of Administrator’s Decision.  All decisions, determinations and interpretations of the Administrator shall be final and binding on all Holders.

5.             Eligibility.  Awards other than Incentive Stock Options may be granted to Service Providers.  Incentive Stock Options may be granted only to Employees.  If otherwise eligible, a Service Provider who has been granted an Award may be granted additional Awards.  Each Independent Director shall be eligible to be granted Awards pursuant to the Independent Director Equity Compensation Policy described in Section 12.

6.             Limitations.

(a)           Each Option shall be designated by the Administrator in the Option Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option.  However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of Shares subject to a Holder’s Incentive Stock Options and other incentive stock options granted by the Company, any Parent or Subsidiary, which become exercisable for the first time during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options or other options shall be treated as Non-Qualified Stock Options.

For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time of grant.

(b)           Neither the Plan nor any Award shall confer upon a Holder any right with respect to continuing the Holder’s employment or consulting relationship with the Company, nor shall they interfere in any way with the Holder’s right or the Company’s right to terminate such employment or consulting relationship at any time, with or without cause.

(c)           The maximum number of shares of Common Stock with respect to one or more Awards that may be granted to any one Service Provider during a calendar year shall be 800,000.  Notwithstanding the foregoing, the maximum number of shares of Common Stock with respect to one or more Full Value Awards that may be granted to any one Service Provider during a calendar year shall be 300,000.  The limitations in this Section 6(c) shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 17.  For purposes of this Section 6(c), if an Option is canceled in the same calendar year it was granted (other than in connection with a transaction described in Section 17), the canceled Option will be counted against the limit set forth in this Section 6(c).  For this purpose, if the exercise price of an Option is reduced, the transaction shall be treated as a cancellation of the Option and the grant of a new Option.

7.             Term of Plan.  The Plan became effective upon its initial adoption by the Board on March 21, 2001 and shall continue in effect until it is terminated under Section 21 of the Plan.  No Awards may be issued under the Plan after March 21, 2011, the tenth (10th) anniversary of the date upon which the Plan was initially adopted by the Board.

8.             Term of Awards.  The term of each Award shall be stated in the Award Agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof.  In the case of an Incentive Stock Option granted to a Holder who, at the time the Option is granted, owns (or is treated as owning under Code Section 424) stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

9.             Option Exercise Price and Consideration.

(a)           The per share exercise price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

(i)            In the case of an Incentive Stock Option

(A)          granted to an Employee who, at the time of grant of such Option, owns (or is treated as owning under Code Section 424) stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

(B)           granted to any other Employee, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(ii)           In the case of a Non-Qualified Stock Option, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(b)           The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator.  Such consideration may consist of (1) cash, (2) check, (3) with the consent of the Administrator, other Shares which (x) in the case of Shares acquired from the Company, have been owned by the Holder for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (4) with the consent of the Administrator, surrendered Shares then issuable upon exercise of the Option having a Fair Market Value on the date of exercise equal to the aggregate exercise price of the Option or exercised portion thereof, (5) property of any kind which constitutes good and valuable consideration (6) with the consent of the Administrator, delivery of a notice that the Holder has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Options and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price, provided, that payment of such proceeds is then made to the Company upon settlement of such sale, or (7) with the consent of the Administrator, any combination of the foregoing methods of payment.

10.           Exercise of Option; Vesting; Fractional Exercises.  Options granted hereunder shall be vested and exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement.  An Option may not be exercised for a fraction of a Share.

(a)           All Options shall be subject to such additional terms and conditions as determined by the Administrator and shall be evidenced by a written Option Agreement.  In the event that the exercise price of an Option is intended to be below the Fair Market Value per Share on the date of grant, such Option Agreement may also include limitations regarding the exercise of such Option and may provide that such exercise is subject to certain terms and restrictions, including but not limited to, an election, by specified date, of the Holder, regarding such Option, to the extent such terms and restrictions are required so as not cause the Option or the shares of Common Stock issuable pursuant to the exercise of such Option to be includable in the gross income of the Holder under Section 409A of the Code prior to such times or occurrence of such events, as permitted by the Code and the regulations and other guidance thereunder (including, without limitation, Section 409A of the Code, and the regulations and other guidance issued by the Secretary of the Treasury thereunder).

(b)           Deliveries upon Exercise.  All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company or his or her office:

(i)            A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised.  The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;

(ii)           Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Laws.  The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance, including, without limitation, placing legends on share certificates and issuing stop transfer notices to agents and registrars;

(iii)          Upon the exercise of all or a portion of an unvested Option pursuant to Section 10(h), a Restricted Stock purchase agreement in a form determined by the Administrator and signed by the Holder or other person then entitled to exercise the Option or such portion of the Option; and

(iv)          In the event that the Option shall be exercised pursuant to Section 10(f) by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option.

(c)           Conditions to Delivery of Share Certificates.  The Company shall not be required to issue or deliver any certificate or certificates for Shares purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

(i)            The admission of such Shares to listing on all stock exchanges on which such class of stock is then listed;

(ii)           The completion of any registration or other qualification of such Shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Administrator shall, in its sole discretion, deem necessary or advisable;

(iii)          The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its sole discretion, determine to be necessary or advisable;

(iv)          The lapse of such reasonable period of time following the exercise of the Option as the Administrator may establish from time to time for reasons of administrative convenience; and

(v)           The receipt by the Company of full payment for such Shares, including payment of any applicable withholding tax, which in the sole discretion of the Administrator may be in the form of consideration used by the Holder to pay for such Shares under Section 9(b).

(d)           Termination of Relationship as a Service Provider.  If a Holder ceases to be a Service Provider other than by reason of the Holder’s disability or death, such Holder may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination.  In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Holder’s termination.  If, on the date of termination, the Holder is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option immediately cease to be issuable under the Option and shall again become available for issuance under the Plan.  If, after termination, the Holder does not exercise his or her Option within the time period specified herein, the Option shall terminate, and the Shares covered by such Option shall again become available for issuance under the Plan.

(e)           Disability of Holder.  If a Holder ceases to be a Service Provider as a result of the Holder’s disability, the Holder may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination.  In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Holder’s termination.  If such disability is not a “disability” as such term is defined in Section 22(e)(3) of the Code, in the case of an Incentive Stock Option such Incentive Stock Option shall automatically cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Qualified Stock Option from and after the day which is three (3) months and one (1) day following such termination.  If, on the date of termination, the Holder is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately cease to be issuable under the Option and shall again become available for issuance under the Plan.  If, after termination, the Holder does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall again become available for issuance under the Plan.

(f)            Death of Holder.  If a Holder dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement, by the

Holder’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death.  In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Holder’s termination.  If, at the time of death, the Holder is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately cease to be issuable under the Option and shall again become available for issuance under the Plan.  The Option may be exercised by the executor or administrator of the Holder’s estate or, if none, by the person(s) entitled to exercise the Option under the Holder’s will or the laws of descent or distribution.  If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall again become available for issuance under the Plan.

(g)           Regulatory Extension.  A Holder’s Option Agreement may provide that if the exercise of the Option following the termination of the Holder’s status as a Service Provider (other than upon the Holder’s death or Disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in Section 8 or (ii) the expiration of a period of three (3) months after the termination of the Holder’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.

(h)           Early Exercisability.  The Administrator may provide in the terms of a Holder’s Option Agreement that the Holder may, at any time before the Holder’s status as a Service Provider terminates, exercise the Option in whole or in part prior to the full vesting of the Option; provided, however, that Shares acquired upon exercise of an Option which has not fully vested may be subject to any forfeiture, transfer or other restrictions as the Administrator may determine in its sole discretion.

(i)            Buyout Provisions.  Absent the approval of the stockholders of the Company, the Administrator shall not offer to buyout for a payment in cash or Shares, an Option previously granted.

11.   Transferability of Awards.

(a)           Except as otherwise provided in Section 11(b):

(i)            No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed;

(ii)           No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings

(including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence; and

(iii)          During the lifetime of the Holder, only the Holder may exercise an Award (or any portion thereof) granted to him under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Holder’s will or under the then applicable laws of descent and distribution.

(b)           Notwithstanding Section 11(a), the Administrator, in its sole discretion, may determine to permit a Holder to transfer an Award other than an Incentive Stock Option to any one or more Permitted Transferees, subject to the following terms and conditions:  (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award); and (iii) the Holder and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal, state and foreign securities laws and (C) evidence the transfer.

12.           Grants of Awards to Independent Directors.  Notwithstanding anything herein to the contrary, the grant of any Award to an Independent Director shall be made by the Board pursuant to a written policy or program which may be recommended by a Committee of the Board and approved by the Board (the “Independent Director Equity Compensation Policy”) in its discretion.  The Independent Director Equity Compensation Policy shall set forth the type of Award(s) to be granted to Independent Directors, the number of Shares to be subject to Independent Director Awards, the conditions on which such Awards shall be granted, become exercisable and/or payable and expire, and such other terms and conditions as may be set forth in the Independent Director Equity Compensation Policy and determined by the Board in its discretion.

13.           Restricted Stock; Stock Purchase Rights.

(a)           Restricted Stock; Rights to Purchase.  Restricted Stock and/or Stock Purchase Rights may be issued either alone, in addition to, or in tandem with Options granted under the Plan and/or cash awards made outside of the Plan.  After the Administrator determines that it will offer Restricted Stock or Stock Purchase Rights under the Plan, it shall advise the offeree in writing of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid, if any, and the time within which such person must accept such offer.  The offer shall be accepted by execution of a Restricted Stock purchase agreement in the form determined by the Administrator.

(b)           Repurchase Right; Forfeiture.  Unless the Administrator determines otherwise, the Restricted Stock purchase agreement shall grant the Company the right to repurchase Shares acquired upon exercise of a Stock Purchase Right or provide for the forfeiture of Shares acquired pursuant to a Restricted Stock award upon the termination of the purchaser’s status as a Service Provider for any reason.  The purchase price for Shares repurchased by the Company pursuant to such repurchase right, if any, and, subject to Section 18, the rate at which such repurchase right or any forfeiture provision shall lapse shall be determined by the Administrator in its sole discretion, and shall be set forth in the Restricted Stock purchase agreement.

(c)           Other Provisions.  The Restricted Stock purchase agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

(d)           Rights as a Shareholder.  Once the Stock Purchase Right is exercised or the Restricted Stock is issued, the purchaser shall have rights equivalent to those of a shareholder and shall be a shareholder when his or her purchase or award is entered upon the records of the duly authorized transfer agent of the Company.  No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised or Restricted Stock is awarded, except as provided in Section 17 of the Plan.

14.           Restricted Stock Units.

Any Service Provider selected by the Administrator may be granted an award of Restricted Stock Units in the manner determined from time to time by the Administrator.

(a)           Subject to Section 18, the vesting of Restricted Stock Units shall be determined by the Administrator and may be linked to specific performance criteria determined to be appropriate by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator.  Common Stock underlying a Restricted Stock Unit award will not be issued until the Restricted Stock Unit award has vested, pursuant to a vesting schedule or performance criteria set by the Administrator.

(b)           Unless otherwise provided by the Administrator, a Holder awarded Restricted Stock Units shall have no rights as a Company stockholder with respect to such Restricted Stock Units until such time as the Restricted Stock Units have vested and the Common Stock underlying the Restricted Stock Units has been issued.

(c)           All Restricted Stock Units shall be subject to such additional terms and conditions as determined by the Administrator and shall be evidenced by a written Award Agreement.  Such Award Agreement may also include limitations regarding the distribution of payments due pursuant to such Restricted Stock Units and may provide that such payments are subject to an election, by a certain date, of the Holder to whom such payment is to be awarded, to the extent such limitations and elections are required so as not cause any Restricted Stock Unit Award or the shares of Common Stock or cash issuable pursuant to any Restricted Stock Unit Award (or other amounts issuable or distributable) to be includable in the gross income of the Holder under Section 409A of the Code prior to such times or occurrence of such events, as permitted by the Code and the regulations and other guidance thereunder (including, without limitation, Section 409A of the Code, and the regulations and other guidance issued by the Secretary of the Treasury thereunder).

15.           Stock Appreciation Rights.

A Stock Appreciation Right may be granted to any Service Provider selected by the Administrator.  A Stock Appreciation Right may be granted (a) in connection and simultaneously with the grant of an Option, (b) with respect to a previously granted Option, or (c) independent of an Option.  The exercise price per share of Common Stock subject to each Stock Appreciation Right shall be set by the Administrator, but shall not be less than 100% of the per Share Fair Market Value on the date the Stock Appreciation Right is granted.  The term of each Stock Appreciation Right shall be no more than ten (10) years from the date of grant thereof.  A Stock Appreciation Right otherwise shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall impose and shall be evidenced by an Award Agreement.

(a)           Coupled Stock Appreciation Rights.  A Coupled Stock Appreciation Right (“CSAR”) shall be related to a particular Option and shall be exercisable only when and to the extent the related Option is exercisable.

(i)            A CSAR may be granted to a Holder for no more than the number of shares subject to the simultaneously or previously granted Option to which it is coupled.

(ii)           A CSAR shall entitle the Holder (or other person entitled to exercise the Option pursuant to the Plan) to surrender to the Company unexercised a portion of the Option to which the CSAR relates (to the extent then exercisable pursuant to its terms) and to receive from the Company in exchange therefor an amount determined by multiplying the difference obtained by subtracting the Option exercise price from the Fair Market Value of a share of Common Stock on the date of exercise of the CSAR by the number of shares of Common Stock with respect to which the CSAR shall have been exercised, subject to any limitations the Administrator may impose.

(b)           Independent Stock Appreciation Rights.  An Independent Stock Appreciation Right (“ISAR”) shall be unrelated to any Option and shall have a term set by the Administrator.  An ISAR shall be exercisable in such installments as the Administrator may determine.  An ISAR shall cover such number of shares of Common Stock as the Administrator may determine.  The exercise price per share of Common Stock subject to each ISAR shall be set by the Administrator; provided, however, that, the Administrator in its sole and absolute discretion may provide that the ISAR may be exercised subsequent to a termination of employment or service, as applicable, or following an Acquisition of the Company, or because of the Holder’s retirement, death or disability, or otherwise.  An ISAR shall entitle the Holder (or other person entitled to exercise the ISAR pursuant to the Plan) to exercise all or a specified portion of the ISAR (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the ISAR from the Fair Market Value of a share of Common Stock on the date of exercise of the ISAR by the number of shares of Common Stock with respect to which the ISAR shall have been exercised, subject to any limitations the Administrator may impose.

(c)           Payment and Limitations on Exercise.

(i)            Subject to Section 15(c)(ii), payment of the amounts determined under Sections 15(a) and 15(b) above shall be in cash, in Common Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Administrator.

(ii)           To the extent any payment under this Section 15 is effected in Common Stock, it shall be made subject to satisfaction of all provisions of Sections 9 and 10 above pertaining to Options.

16.           Other Awards.

(a)           Performance Share Awards.  Any Service Provider selected by the Committee may be granted one or more Performance Share awards which may be denominated in a number of Shares or in a dollar value of Shares and which may be linked to any one or more specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee.  In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Holder.

(b)           Dividend Equivalents.  Any Service Provider selected by the Committee may be granted Dividend Equivalents based on the dividends declared on the Shares that are subject to any Award other than an Option or Stock Appreciation Right, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee.  Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee.  For the avoidance of doubt, Dividend Equivalents shall not be granted with respect to Options or Stock Appreciation Rights.

(c)           Stock Payments.  Any Service Provider selected by the Committee may receive Stock Payments in the manner determined from time to time by the Committee.  The number of shares shall be determined by the Committee and may be based upon specific performance criteria determined appropriate by the Committee, determined on the date such Stock Payment is made or on any date thereafter.

17.           Adjustments upon Changes in Capitalization, Merger or Asset Sale.

(a)           In the event that the Administrator determines that other than an Equity Restructuring any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), reclassification, reorganization, merger, consolidation, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase

Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Administrator’s sole discretion, affects the Common Stock such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award, then the Administrator shall, in such manner as it may deem equitable, adjust any or all of:

(i)            the number and kind of shares of Common Stock (or other securities or property) with respect to which Awards may be granted or awarded (including, but not limited to, adjustments of the limitations in Section 3 on the maximum number and kind of shares which may be issued and adjustments of the maximum number of Shares that may be purchased by any Holder in any calendar year pursuant to Section 6(c));

(ii)           the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards; and

(iii)          the grant or exercise price with respect to any Award.

(b)           In the event of any transaction or event described in Section 17(a), the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, and to the extent allowed by Section 409A of the Code and any applicable regulations thereunder, to the extent applicable, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award granted or issued under the Plan or to facilitate such transaction or event:

(i)            To provide for either the purchase of any such Award for an amount of cash equal to the amount that could have been obtained upon the exercise of such Award or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested or the replacement of such Award with other rights or property selected by the Administrator in its sole discretion;

(ii)           To provide that such Award shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Award;

(iii)          To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iv)          To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards, and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards or Awards which may be granted in the future; and

(v)           To provide that immediately upon the consummation of such event, such Award shall not be exercisable and shall terminate; provided, that for a specified period of time prior to such event, such Award shall be exercisable as to all Shares covered thereby, and the restrictions imposed under an Award Agreement upon some or all Shares may be terminated and, in the case of Restricted Stock, some or all shares of such Restricted Stock may cease to be subject to repurchase, notwithstanding anything to the contrary in the Plan or the provisions of such Award Agreement.

(c)           In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 17(a) and 17(b):

(i)            The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, will be proportionately adjusted.  The adjustments provided under this Section 17(c)(i) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company.

(ii)           The Administrator shall make such proportionate adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3 and Section 6(c)).

(iii)          Notwithstanding anything in this Section 17 to the contrary, this Section 17(c) shall not apply to, and instead Section 17(a) of the Plan shall apply to, any Award to which the application of this Section 17(c) would (A) result in a penalty tax under Section 409A of the Code and the proposed and final regulations and guidance issued by the Secretary of the Treasury thereunder or (B) cause any Incentive Stock Option to fail to qualify as an “incentive stock option” under Section 422 of the Code.

(d)           Subject to Section 3, the Administrator may, in its sole discretion, include such further provisions and limitations in any Award Agreement or Common Stock certificate, as it may deem equitable and in the best interests of the Company.

(e)           If the Company undergoes an Acquisition, then any surviving corporation or entity or acquiring corporation or entity, or affiliate of such corporation or entity, may assume any Awards outstanding under the Plan or may substitute similar stock awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this subsection 17(e)) for those outstanding under the Plan.  In the event any surviving corporation or entity or acquiring corporation or entity in an Acquisition, or affiliate of such corporation or entity, does not assume such Awards or does not substitute similar stock awards for those outstanding under the Plan, then with respect to (i) Awards held by Holders in the Plan whose status as a Service Provider has not terminated prior to such event, the vesting of such Awards (and, if applicable, the time during which such awards may be exercised) shall be accelerated and made fully exercisable and all restrictions thereon shall lapse at least ten (10)

days prior to the closing of the Acquisition (and the Awards terminated if not exercised prior to the closing of such Acquisition), and (ii) any other Awards outstanding under the Plan, such rights shall be terminated if not exercised prior to the closing of the Acquisition.  Notwithstanding the assumption or substitution of Options granted to Service Providers other than Independent Directors pursuant to the foregoing provisions, any Award granted to Independent Directors pursuant to the Independent Director Equity Compensation Policy which is outstanding immediately prior to the closing of the Acquisition shall not be assumed or substituted for, shall be accelerated and made fully vested and/or exercisable, as applicable, at least ten (10) days prior to the closing of the Acquisition and shall terminate if not exercised prior to the closing of such Acquisition.

(f)            The existence of the Plan or any Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

18.           Full Value Award Vesting Limitations.  Notwithstanding any other provision of this Plan to the contrary, Full Value Awards made to Employees or Consultants shall become vested over a period of not less than three years (or, in the case of vesting based upon the attainment of performance-based objectives, over a period of not less than one year) following the date the Award is made, and the vesting schedule for Full Value Awards may only be amended in the event of a Change in Control or an Employee or Consultant’s death, Disability or retirement; provided, however, that, notwithstanding the foregoing, Full Value Awards that result in the issuance of an aggregate of up to 5% of the Shares available pursuant to Section 3 may be granted to, or amended with respect to, any one or more Holders without regard to such minimum vesting or amendment provisions.

19.           Time of Granting Awards.  The date of grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination granting such Award, or such other date as is determined by the Administrator.  Notice of the determination shall be given to each Service Provider to whom an Award is so granted within a reasonable time after the date of such grant.

20.           Amendment and Termination of the Plan.

(a)           Amendment and Termination.  The Board may at any time wholly or partially amend, alter, suspend or terminate the Plan.  However, without approval of the Company’s stockholders given within twelve (12) months before or after the action by the Board, no action of the Board may, except as provided in Section 17, increase the limits imposed in Section 3 on the maximum number of Shares which may be issued under the Plan or extend the term of the Plan under Section 7.

(b)           Savings Clause.  Notwithstanding anything to the contrary in the Plan or any Award Agreement relating to an outstanding Award, if and to the extent the Administrator shall determine that the terms of any Award may result in the failure of such Award to comply with the requirements of Section 409A of the Code, or any applicable regulations or guidance promulgated by the Secretary of the Treasury in connection therewith, the Administrator shall have authority to take such action to amend, modify, cancel or terminate the Plan or any Award as it deems necessary or advisable, including without limitation:

(i)            Any amendment or modification of the Plan or any Award to conform the Plan or such Award to the requirements of Section 409A of the Code or any regulations or other guidance thereunder (including, without limitation, any amendment or modification of the terms of any Award regarding vesting, exercise, or the timing or form of payment).

(ii)           Any cancellation or termination of any unvested Award, or portion thereof, without any payment to the Holder holding such Award.

(iii)          Any cancellation or termination of any vested Award, or portion thereof, with immediate payment to the Holder holding such Award of the amount otherwise payable upon the immediate exercise of any such Award, or vested portion thereof, by such Holder.

(iv)          Any such amendment, modification, cancellation, or termination of the Plan or any Award may adversely affect the rights of a Holder with respect to such Award without the Holder’s consent.

(c)           Stockholder Approval.  The Board shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(d)           Effect of Amendment or Termination.  Except as provided in Section 17(b), above, no amendment, alteration, suspension or termination of the Plan shall impair the rights of any Holder, unless mutually agreed otherwise between the Holder and the Administrator, which agreement must be in writing and signed by the Holder and the Company.  Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted or awarded under the Plan prior to the date of such termination.

(e)           Repricing Prohibited.  Notwithstanding any provision in this Plan to the contrary, absent approval of the stockholders of the Company no Award may be amended to reduce the per Share exercise price of the Shares subject to such Award below the per Share exercise price as of the date the Award is granted.  In addition, absent approval of the stockholders of the Company no Award may be granted in exchange for, or in connection with, the cancellation or surrender of an Award having a higher per Share exercise price.

21.           Stockholder Approval.  The Plan will be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s adoption of the Plan.  Awards may be granted or awarded prior to such stockholder approval, provided that Awards not previously authorized under the Plan shall not be exercisable, shall not vest and the restrictions thereon shall not lapse prior to the time when the Plan is approved by the stockholders, and provided further that if such approval has not been obtained at the end of said twelve-month period, any Award previously granted or awarded but not previously authorized under the Plan shall thereupon be canceled and become null and void.

22.           Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

23.           Reservation of Shares.  The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

24.           Investment Intent.  The Company may require a Plan Holder, as a condition of exercising or acquiring stock under any Award, (i) to give written assurances satisfactory to the Company as to the Holder’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising rights under any Award; and (ii) to give written assurances satisfactory to the Company stating that the Holder is acquiring the stock subject to the Award for the Holder’s own account and not with any present intention of selling or otherwise distributing the stock.  The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (A) the issuance of the shares upon the exercise or acquisition of stock under the applicable Award has been registered under a then currently effective registration statement under the Securities Act or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.  The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

25.           Governing Law.  The validity and enforceability of this Plan shall be governed by and construed in accordance with the laws of the State  of Delaware without regard to otherwise governing principles of conflicts of law.